EXHIBIT 4.2


                                                                  EXECUTION COPY


                                WARRANT AGREEMENT


               WARRANT AGREEMENT, dated as of November 30, 2001 (this "Agreement"), between Marvel Enterprises, Inc., a Delaware corporation (the "Company"), and Isaac Perlmutter (the "Initial Holder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, HSBC Bank USA requires the personal guaranty of the Initial Holder (the "Guaranty") in order to extend the Company a line of credit (the "HSBC Line of Credit") under the credit agreement to be entered into among the Company, the various financial institutions and other persons from time to time parties thereto, HSBC Bank USA, as administrative agent for the Lenders and HSBC Securities (USA), Inc., as sole lead arranger and sole bookrunner (the "Credit Agreement"), and the Company desires to have the Initial Holder enter into that Guaranty;

               WHEREAS, in consideration for having the Initial Holder enter into the Guaranty and if the Initial Holder provides a personal guaranty or other credit support (the "Office Guaranty") with respect to the lease for the Company's executive offices located at 10 East 40th Street, New York, New York, in consideration of the Office Guaranty, the Company desires to grant to the Initial Holder warrants to purchase up to Five Million (5,000,000) shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), subject to the calculation set forth in Section 2.1 herein;

               WHEREAS, this Agreement governs the issuance of the Warrant Certificates (as defined below) and the other matters as provided herein, including, without limitation, for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Initial Holder together with any subsequent record holders thereof (together with the holders of shares of Common Stock (or other securities) received upon exercise thereof, the "Holders").

               NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein, the Company and the Initial Holder hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

               "Acquired Securities" has the meaning specified in Section 7.2(f) hereof.

               "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Board" means the board of directors of the Company from time to time.

               "Business Day" means a day except a Saturday, Sunday or other day on which commercial banks in The City of New York, are authorized by law to close.

               "Cashless Exercise" has the meaning specified in Section 3.3 hereof.

               "Cashless Exercise Ratio" has the meaning specified in Section
3.3 hereof.

               "Closing Date" means the date hereof.

               "Common Shares" means the shares of the Common Stock of the Company.

               "Common Stock" means the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for or in substitution of such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

               "Company" has the meaning specified in the recitals to this Agreement.

               "Credit Agreement" has the meaning specified in the recitals to this Agreement.

               "Current Market Value" has the meaning specified in Section 3.3 hereof.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

               "Exercise Date" means the date upon which a Holder exercises a Warrant or Warrants in accordance with Section 3.2.

               "Exercise Price" has the meaning specified in Section 3.1 hereof.

               "Expiration Date" means the fifth anniversary of the date of this Agreement.

               "Funding Ratio" has the meaning set forth in Section 2.1.

               "Guaranty" has the meaning specified in the recitals to this Agreement.

               "Holders" has the meaning specified in the recitals to this Agreement.

               "Officer" means, with respect to the Company, (i) any member of the Board, or the Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Operating Officer or the Chief Financial Officer of the Company, any officer of a subsidiary designated by the Board to act as such officer of the Company or any other person duly authorized and empowered by the Board to execute for and on behalf and in the name of the Company (any officer or other person described in this clause (i), a "Senior Officer") and (ii) the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any officer of a subsidiary designated by the Board to act as such officer of the Company, provided that in no event shall the terms "Senior Officer" or "Officer" include any Holder.


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


               "Officers' Certificate" means a certificate signed by one Senior Officer and one other Officer or by two Senior Officers.

               "Parent" means any Person of which the Company is a direct or indirect subsidiary.

               "Person" means an individual, corporation, partnership, limited liability company, joint venture association, joint-stock company trust, unincorporated organization, government or agency thereof.

               "Private Placement Legend" means the legend set forth on the Warrant Certificates in the form set forth in Section 2.3.

               "Proxy Statement" means the proxy statement distributed to the Company's stockholders in connection with the Stockholder's Meeting.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the United States Securities Act of 1933, as amended.

               "Stockholder Approval Date" means the date that the stockholders of the Company approve of the Warrant Issuance at the Stockholder's Meeting.

               "Stockholder's Meeting" means the special or annual meeting of the Company's stockholders to be held for the purpose of considering and taking action upon the approval of the Warrant Issuance.

               "Subscription Form" means the form on the reverse side of the Warrant Certificate substantially in the form of Exhibit A hereto.

               "Warrant" has the meaning specified in the recitals to this Agreement.

               "Warrant Certificates" has the meaning specified in Section 2.1 hereof.

               "Warrant Issuance" means the issuance of warrants to the Initial Holder pursuant to this Agreement.

               "Warrant Shares Registration Rights Agreement" means Warrant Shares Registration Rights Agreement between the Company and the Initial Holder in the form attached hereto as Exhibit B.

               "Warrant Substitution Fee" has the meaning specified in Section
2.5 hereof.


                                   ARTICLE II

                                ISSUE OF WARRANTS

        Section 2.1.  Vesting of Warrants.

               Notwithstanding anything to the contrary set forth herein, the maximum number of Warrants that shall be exercisable pursuant to this Agreement at any point in time


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shall be equal to 5,000,000, multiplied by a fraction (the "Funding Ratio"), the numerator of which is equal to (i) the maximum amount actually guaranteed by the Initial Holder of the of the Company's utilization of the HSBC Line of Credit prior to May 31, 2003 plus (ii) $10,000,000 plus (iii) the maximum amount of the Office Guaranty prior to May 31, 2003 and the denominator of which is $30,000,000; provided, however, that the Funding Ratio shall in no event be greater than an amount equal to 1 and provided further that the Office Guaranty shall be included in the numerator only if the Office Guaranty has been approved by the Board and no more than $5,000,000 shall be included in the numerator in respect of the Office Guaranty. Any fractional number of Warrants resulting from the application of that calculation shall be rounded to the next higher whole number of Warrants. To illustrate the application of the formula set forth above, if the Initial Holder guarantees 25% of the Company's borrowings and reimbursement obligations under the HSBC Line of Credit, and those borrowings and reimbursement total $44,000,000 at their greatest amount while the Guaranty is in effect prior to May 31, 2003 and the Office Guaranty equals $4,000,000 at its greatest amount prior to May 31, 2003, then the numerator of the Funding Ratio would be (0.25 x $44,000,000) + $10,000,000 + $4,000,000, for a total of
$25,000,000, and the Funding Ratio would be 5/6ths.

        Section 2.2.  Form of Warrant Certificates.

               Certificates representing the Warrants (the "Warrant Certificates") shall be in the form attached hereto as Exhibit A, shall be dated the date on which such Warrant Certificates are countersigned by a Senior Officer (subject to Section 2.4 hereof) and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or to conform to custom or usage.

               The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by the execution of such Warrant Certificates.

        Section 2.3.  Restrictive Legends.

               The Warrant Certificates shall bear the following legend on the face thereof:

        THE SECURITIES EVIDENCED HEREBY ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE WARRANT AGREEMENT.

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.


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


        Section 2.4.  Issuance of Warrant Certificates.

               Warrant Certificates may not be issued by the Company prior to the Stockholder Approval Date.

        Section 2.5.  Warrant Substitution Fee.

               In the event that the Agreement is not approved by the stockholders of the Company at the Stockholder's Meeting, this Agreement shall terminate without action of either party hereto. Upon termination of this Agreement pursuant to this Section 2.5 and to the extent permitted under the Credit Agreement, the Company shall pay to the Holder an amount equal to Seven Million Dollars ($7,000,000) multiplied by the Funding Ratio (the "Warrant Substitution Fee"). That payment shall be made within ten days after the date that the Credit Agreement has terminated.

                                   ARTICLE III

              EXERCISE PRICE, EXERCISE, REPURCHASE OF WARRANTS AND
                              REGISTRATION RIGHTS

        Section 3.1.  Exercise Price.

               Each Warrant Certificate shall initially entitle the Holder thereof, subject to the provisions of this Agreement, to purchase the number of Common Shares indicated thereon at a per share purchase price (the "Exercise Price") equal to $3.11, subject to adjustment as provided in Section 4.1 and
Article V hereof.

        Section 3.2.  Exercise; Restrictions on Exercise.

                At any time after the Stockholder Approval Date and prior to 5:00 p.m. (New York City time) on the Expiration Date, any outstanding Warrants may be exercised on any Business Day; provided that Holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate. Additionally, pursuant to Section 4.1(d) hereof, the Warrants shall expire and all rights of the Holders of such Warrants shall terminate in the event the Company merges or consolidates with or sells all or substantially all of its property and assets to a Person (other than an Affiliate of the Company) if the consideration payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of the Company.

        Section 3.3.  Method of Exercise; Payment of Exercise Price.

               In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender for exercise the Warrant Certificate to the Company at its principal executive office, with the Subscription Form set forth on the reverse of the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each Common Share (or other securities) purchasable upon exercise of the


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


Warrants as to which a Warrant is exercised; such payment may be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company for such purpose, (ii) without the payment of cash (a "Cashless Exercise"), by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio, or (iii) a combination of (i) and (ii).

               The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Price per share of the Common Stock on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of the Warrant Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

               The "Current Market Value" per share of Common Stock at any date herein specified shall be the average of the daily closing sale prices (or the equivalent in an over-the-counter market) for the security, on the stock exchange or over the counter market that is the primary trading market for the security, for the 20 consecutive trading days immediately preceding such date.

               If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Holder. Upon the exercise of any Warrants following the surrender of a Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer promptly to the Holder appropriate evidence of ownership of any Common Shares or other securities or property to which the Holder is entitled as a result of exercise, at the Company's option, an amount in cash, in lieu of any fractional shares, as provided in Section 4.4 hereof.

               Upon the exercise of a Warrant or Warrants, the Company shall as promptly as practicable but not later than 14 Business Days after such exercise enter, or cause any transfer agent of the Common Shares to enter, the name of the person entitled to receive the Common Shares upon exercise of such Warrants into the Company's register of stockholders. Thereupon, the Company or the applicable transfer agent shall issue certificates for the necessary number of Common Shares to which said Holder is entitled.

               A Warrant shall be deemed by the Company to be exercised immediately prior to the close of business on the date of surrender for exercise, as provided above, of the Warrant Certificate representing such Warrant and, for all purposes under this Agreement, the Holder shall receive the Common Shares the Holder would have been entitled to had it been the registered holder on such date, except that for purposes of transferring the Common Shares or voting in a general stockholders' meeting, the Holder shall, in its relation with the Company, be deemed to be the holder thereof only when such Common Shares are entered in


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


the register of stockholders in the name of such person; provided, however, that, with respect to Warrants which have been exercised but for which the corresponding Common Shares have not been recorded in the register of stockholders, the provisions of Article IV shall continue to apply as if the number of Warrants held prior to exercise remained outstanding on the date of any action or event of the type giving rise to an adjustment under Article IV.

        Section 3.4.  Registration Rights.

               The Common Shares issuable upon exercise of the Warrants shall have the registration rights as set forth in the Warrant Shares Registration Rights Agreement in the form attached hereto as Exhibit B.


                                   ARTICLE IV

                                   ADJUSTMENTS

        Section 4.1.  Adjustments.

               The Exercise Price and the number of Common Shares (or other securities) purchasable upon exercise of each Warrant shall be subject to adjustment from time to time as follows (subject in each case to Section 4.1(e) hereof):

               (a) Divisions; Combinations, Reclassifications. In case the Company shall, on or before the Expiration Date, (i) issue any Common Shares or other capital stock of the Company in payment of a dividend or other distribution with respect to its Common Shares, (ii) subdivide its issued and outstanding Common Shares, (iii) combine its issued and outstanding Common Shares into a smaller number of shares, (iv) reclassify or convert the Common Shares (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 4.1(d)) or (v) distribute to all holders of its Common Shares any of the Company's assets, debt securities or any options, warrants or rights to purchase securities, then the number of Common Shares purchasable upon exercise of each Warrant immediately prior to the record date for such issue or distribution or the effective date of such subdivision, consolidation, reclassification or conversion shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of Common Shares which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this
Section 4.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) De Minimus Adjustments. No adjustment in the number of Common Shares (or other securities) purchasable hereunder or in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 0.15% in the number of Common Shares (or other securities) purchasable upon the exercise of each Warrant or in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4.1(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.


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               (c) Adjustment of Exercise Price. (i) Whenever the number of
Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per Common Share payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.01) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Common Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

               (ii) Following any adjustment to the Exercise Price pursuant to this Article IV, the Adjusted Exercise Price shall never be less than an amount (such amount per Common Share, the "Minimum Price") equal to the par value per Common Share at the time of such adjustment, except to the extent permitted by applicable law. "Adjusted Exercise Price" means the Exercise Price payable per Common Share, when adjusted pursuant to this
        Article IV.

               (iii) If, following any adjustment to the Exercise Price pursuant to this Article IV, the Minimum Price is payable at the time of exercise by the Holder, and but for the provisions of the preceding clause (ii), the Adjusted Exercise Price would (except to the extent permitted by applicable law) equal an amount that is less than the Minimum Price at the time of such adjustment (such lesser amount, the "Sub-Par Price"), the Company will take such action that the Board may in good faith determine is fair and appropriate to protect the rights of the Holder against dilution or other impairment as contemplated by this Article IV; provided, however, that no such action shall cause the aggregate amount payable per Warrant, after giving effect to this clause (iii) (and taking into account any payments to be received hereunder) to be greater than the aggregate amount payable per Warrant which would have been payable but for the preceding clause (ii). Such action may include, without limitation:

                      (A) payment to the Holder of liquidated damages per Common
               Share purchasable upon Exercise equal to the Minimum Price less the Sub-Par Price; or

                      (B) reduction, if permitted by applicable law, of the par
               value per Common Share.

               Any such payment shall be made or any other such action shall be consummated not later than the earlier of (a) 180 days following the consummation of the transaction giving rise to such adjustment and (b) with respect to each Warrant, on the date such Warrant is exercised. If such transaction is annulled, rescinded, revoked, or reversed or otherwise canceled, or any subsequent adjustment is made pursuant to this Article IV such that the adjusted Exercise Price is greater than or equal to the Minimum Price (without applying the preceding clause (ii) to that or any preceding adjustment pursuant to this Article IV), then
        (x) in the case of such a payment, if such payment has not yet been made to a Holder by the Company (or by any agent of the Company), such payment may be annulled, rescinded, revoked or otherwise canceled and any deposit made in respect thereof returned to the Company and (y) in the case of any such other action, such other action may be annulled, rescinded, revoked, reversed or otherwise canceled.


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               (iv) If after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes in the capital of the Company, the Company shall determine the allocation of the adjusted Exercise Price between such classes of shares in a manner that the Board deems fair and equitable to the Holder. After such allocation, the exercise privilege and the Exercise Price of each class of shares shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Article IV.

               (v) Such adjustment shall be made successively whenever any event listed above shall occur.

               (d) Consolidation, Merger, Etc. (i) Subject to the provisions of Subsection (ii) below of this Section 4.1(d), in case of the consolidation of the Company with, or merger of the Company with or into, or of the sale of all or substantially all of the properties and assets of the Company to, any Person, and in connection therewith consideration is payable to holders of Common Shares (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares in the capital or other securities or property (including cash) of or from the Person resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the Common Shares (or other securities or property purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board in good faith so as to be applicable, as nearly as may reasonably be, to any shares, other securities or any property thereafter deliverable on the exercise of the Warrants.

               (ii) Notwithstanding the foregoing, (x) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of Common Shares in exchange for their Common Shares in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive payments or distributions as of the date of such event on an equal basis with, and on the same day as, holders of Common Shares (or other securities purchasable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less an amount equal to the Exercise Price. Upon receipt of such payment, if any, the rights of a Holder shall terminate and cease and such Holder's Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person or, in the event of any dissolution, liquidation or winding up of the Company, after receipt of surrendered Warrant Certificates from the Holder, the Company shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to the Holder.


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        Section 4.2.  Statement on Warrants.

               Irrespective of any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially purchasable pursuant to this Agreement.

        Section 4.3.  Notice of Consolidation, Merger, Etc.

               In case at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, there shall be any (i) consolidation or merger involving the Company or sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Shares receive no consideration in respect of their shares) or (ii) any other transaction contemplated by Section 4.1(d)(ii) above, then, in any one or more of such cases, the Company shall mail, at the Company's expense, to the Holders, at the earliest practicable time (and, in any event, not less than 20 days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Shares and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the Common Shares or other securities or property purchasable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

        Section 4.4.  Fractional Interests.

                 If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Common Shares which shall be purchasable upon such exercise thereof shall be computed on the basis of the aggregate number of Common Shares purchasable on exercise of the Warrants so presented. The Company shall not be required to issue fractional Common Shares upon the exercise of Warrants. If any fraction of a Common Share would, except for the provisions of this Section 4.4, be purchasable on the exercise of any Warrant (or specified portion thereof), the Company may (i) pay an amount in cash, calculated by it to be equal to the then Current Market Value per Common Share multiplied by such fraction computed to the nearest whole cent or (ii) deliver a whole Common Share.

        Section 4.5.  When Issuance or Payment May Be Deferred.

                 In any case in which this Article IV shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Common Shares and other shares in the capital of the Company, if any, purchasable upon such exercise over and above the Common Shares and other shares in the capital of the Company, if any, purchasable upon such exercise and (ii) paying such holder any amount in cash in lieu of a fractional share; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument


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evidencing such Holder's right to receive such additional Common Shares, other shares and cash upon the occurrence of the event requiring such adjustment.

        Section 4.6.  Par Value; Valid Issuance.

                The Company will not increase the par value of the Common Shares above the Exercise Price (as adjusted hereunder from time to time), except to the extent required by applicable law. The Company will take all such corporate action, to the extent permitted by applicable law (including, without limitation, reducing the par value thereof), as may be necessary or appropriate in order that the Company may validly and legally issue stock upon the exercise of Warrants.

                                    ARTICLE V

                           DECREASE IN EXERCISE PRICE

               The Board, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrants and/or increase the number of shares issuable upon the exercise of the Warrants.

                                   ARTICLE VI

                               LOSS OR MUTILATION

               Upon receipt by the Company of evidence satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity or bond satisfactory to it and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article VI, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article VI in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article VI are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                                   ARTICLE VII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 7.1. Representations and Warranties of the Company. The Company represents and warrants to the Initial Holder that the following representations and warranties are, as of the date hereof, true and correct with respect to the
Company:

        (a) Authorization. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

        (b) No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental authority applicable to the Company; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the Certificate of Incorporation or By-laws, or under any material contract or instrument to which the Company is a party or by which it or any of its property is bound or affected.

        (c) No Consent or Approval Required. Except for (i) the filing of any notice subsequent to the date hereof that may be required under applicable federal securities laws (which, if required, shall be filed on a timely basis as may be so required), and (ii) the approval of the Warrant Issuance pursuant to this Agreement by the stockholders of the Company, no permit, consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or for the valid authorization, issuance, sale and delivery of the issuance of the Warrants pursuant to this Agreement, or the carrying out by the Company of the transactions contemplated hereby.

        (d) No Broker. The Company has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

        (e) Rights Agreement. The Company has amended the Rights Agreement, dated as of August 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (the "Rights Agreement") to exempt the Initial Holder from becoming an Acquiring Person (as such term is defined in the Rights Agreement) under the Rights Agreement as a result of issuance of the Warrants as contemplated under this Agreement or the acquisition of Common Stock upon exercise of the Warrants.

        Section 7.2. Representations and Warranties of the Initial Holder. The Initial Holder represents and warrants to the Company that the following representations and warranties are, as of the date hereof, true and correct with respect to the Initial Holder:

        (a) Authorization. This Agreement has been duly executed and delivered by the Initial Holder and constitutes a legal, valid and binding obligation of the Initial Holder, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

        (b) No Conflict. The execution, delivery and performance by the Initial Holder of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental authority applicable to the Initial Holder; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material contract or instrument to which the Initial Holder is a party or by which he or any of his property is bound or affected.

        (c) No Broker. The Initial Holder has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

        (d)    Investment; Accredited Investor.

               (i) The Initial Holder acknowledges that the Warrant and the Common Stock underlying the Warrant (collectively, the "Acquired Securities") have not been registered under the Securities Act or under any state securities laws and may not be offered or sold within the United States, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Initial Holder has not offered or sold, and will not offer or sell the Acquired Securities, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

               (ii) The Initial Holder is acquiring the Warrant, and upon exercise of the Warrant, the Initial Holder will be purchasing the Common Stock underlying the Warrant, solely for his own account for investment purposes and not with a view to the resale, transfer or distribution thereof, nor with any present intention of distributing such securities.

               (iii) The Initial Holder is an "accredited investor" within the definition set forth in Rule 501(a) promulgated under the Securities Act, and possesses such knowledge and experience in financial and business matters so that it is capable of evaluating the risks and merits of his investment in the Company as contemplated by this Agreement.

               (iv) The Initial Holder is familiar with the business of the Company, has been furnished access to such information and documents as he has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the acquisition of the Warrant and the business and financial condition of the Company.

               (v) The Initial Holder is able to bear the economic risk of holding the Acquired Securities for an indefinite period and can afford to suffer the complete loss of his investment in the Acquired Securities.

        Section 7.3.  Covenants.

               The Company shall, subject to the following article, at all times reserve and keep available such number of its authorized but unissued Common Shares deliverable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all Common Shares (or other securities) that may be issued upon the exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, free of pre-emptive rights and free from all taxes, liens, charges and security interests created by or through the Company.


                                  ARTICLE VIII

                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

        Section 8.1.  Transfer and Exchange.

               The Warrant Certificates shall be issued in registered form only. The Warrants shall not be transferable, except as provided in the next paragraph. The Company shall keep at its office a register for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided.

               A Holder may transfer its Warrants only to the Initial Holder and Affiliates of the Initial Holder and only by written application to the Company stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Company in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company and any agent of the Company may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrant Certificates are presented to the Company with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Company shall register such transfer or make such exchange as requested if its requirements for such transactions are met.

        Section 8.2.  Special Transfer Provisions.

               By its acceptance of any Warrants represented by a Warrant Certificate, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this Agreement and in the Private Placement Legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Company shall not register a transfer of any Warrants unless such transfer complies with the restrictions on transfer of such Warrants set forth in this Agreement. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Company such evidence that the transferee is the Initial Holder or an Affiliate of the Initial Holder and, if such transfer is not being made pursuant to an effective registration statement under the Securities Act, with such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and otherwise in compliance with this Agreement.

                                   ARTICLE IX

                                 WARRANT HOLDERS

        Section 9.1.  Warrant Holder Deemed Not a Stockholder.

               The Company may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Accordingly, the Company shall not, except as ordered by a court of competent jurisdiction as required by law, be bound to recognize any equitable or other claim to or interest in the Warrants on the part of any person other than such registered Holder, whether or not it shall have express or other notice thereof. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, except as otherwise provided in this Agreement, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

        Section 9.2.  Right of Action.

               All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise such Warrants in the manner provided in the Warrant Certificate representing such Warrants and in this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

        Section 10.1. Payment of Taxes.

               Subject to Article VI hereof, all Common Shares purchasable upon the exercise of Warrants shall be validly issued, fully paid and not subject to any calls for funds, and the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof upon exercise of Warrants (other than taxes on or measured by income imposed on any Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares (including other securities or property purchasable upon the exercise of the Warrants) or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

        Section 10.2. No Merger, Consolidation or Sale of Assets of the Company.

               Except as otherwise provided herein, the Company will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property and assets to any Person, unless the entity resulting from such merger or consolidation, or such Person, shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Agreement or contained in the Warrants to be performed and observed by the Company.

        Section 10.3.  Notices; Payment.

               (a) Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed, if sent by first class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's last known address appearing on the register of the Company and to the Company as follows:

               To the Company:

               Marvel Enterprises, Inc.
               10 East 40th Street
               9th Floor
               New York, New York  10018
               Fax No.: 917-472-2244
               Attention: General Counsel


or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

               (b) Payment of the Exercise Price shall be made in accordance with the provisions of this Agreement at the principal executive office of the Company set forth above.

               (c) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their last known addresses appearing on the register maintained by the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

        Section 10.4.  Binding Effect.

               This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

        Section 10.5.  Counterparts.

               This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

        Section 10.6.  Amendments.

               The Company may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that in either case such changes or corrections do not and will not materially adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrants. Any other amendment or supplement to this Agreement may be effected with the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder of the Warrants affected is required for any amendment pursuant to which the Exercise Price would be increased or the number of Common Shares (or other securities) issuable upon exercise of Warrants would be decreased (other than pursuant to Article IV of this Agreement).

        Section 10.7.  Headings.

               The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 10.8. Common Shares Legend.

               Unless and until the Common Shares purchasable upon the exercise of the Warrants are registered under the Securities Act, or unless otherwise agreed by the Company and the Holder thereof, such Common Shares will bear a legend to the following effect:

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

        Section 10.9. Termination.

               Unless terminated earlier pursuant to this Agreement, this Agreement shall terminate at 5:00 p.m. (New York City time) on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date as of which all Warrants have been exercised. The Company shall have the right to terminate this Agreement at any time prior to December 31, 2001 (time being of the essence) if the Company receives an unsolicited guaranty provided by a third party on terms and conditions which, in the good faith judgment of the Board of Directors, are significantly more favorable to the Company than the terms and conditions (including the terms of this Agreement) upon which the Initial Holder has provided the Guaranty and the Administrative Agent accepts such unsolicited guaranty as a substitute for the Guaranty and releases the Initial Holder from all liability under the Guaranty no later than December 31, 2001; provided, however, that the Company may not terminate this Agreement unless it has provided the Initial Holder with at least 2 days notice of such unsolicited guaranty.

        Section 10.10  Method of Payment.

               The U.S. dollar is the sole currency of account and payment for all sums payable by the Company or the Holders under or in connection with the Warrants, including damages.

        Section 10.11.  Governing Law.

               This Agreement shall be governed by the laws of the State of New York. The Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

                            (signature page follows)

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                            MARVEL ENTERPRISES, INC.


                                            By ______________________________
                                               Name:
                                               Title:


                                            THE INITIAL HOLDER:


                                            By /s/ Isaac Perlmutter
                                               -------------------------------
                                               Isaac Perlmutter

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

                            MARVEL ENTERPRISES, INC.

                                  [___________]

No. _____

                       WARRANTS TO PURCHASE COMMON SHARES

               This certifies that [___________] or its registered assigns, is the owner of ______ Warrants, each of which represents the right to purchase from Marvel Enterprises, Inc., a Delaware corporation (the "Company"), at any time beginning ___________ __, 200_ and prior to the Expiration Date (as defined in the Warrant Agreement referred to below), _______ shares of the common stock, $.01 par value per share, of the Company (the "Common Shares") at a per share exercise price (the "Exercise Price") equal to $______ (subject to adjustment as provided in the Warrant Agreement), upon surrender hereof at the Company, with the Subscription Form on the reverse hereof duly executed with simultaneous payment in full by wire transfer of immediately available funds or by certified or official bank or bank cashier's check payable to the order of the Company. At any time on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day (as defined in the Warrant Agreement); provided that the Holders of Warrants shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides.

               This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of November 30, 2001 (the "Warrant Agreement"), between the Company and Isaac Perlmutter, and is subject to the Articles of Incorporation of the Company and to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. The terms of the Warrant Agreement and the Warrant Shares Registration Rights Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement and the Warrant Shares Registration Rights Agreement contained in this Warrant Certificate is subject to and qualified in its entirety by express reference to the Warrant Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Warrant and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern. All terms used in this Warrant Certificate that are defined in the Warrant Agreement and the Warrant Shares Registration Rights Agreement shall have the meanings assigned to them in such agreements.

               This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person or unless such date is extended as provided in the Warrant Agreement.

               The Warrant Agreement and the Warrants shall be governed by the laws of the State of New York. The Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

                                            MARVEL ENTERPRISES, INC.


                                            By:  _________________________
                                                 Name:
                                                 Title:

     Dated: _________, 200_

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

    To: Marvel Enterprises
        10 East 40th Street
        9th Floor
        New York, NY  10018
        Telecopier No.: ______________

    Attention:

               The undersigned irrevocably exercises ________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $ _______ (such payment being in cash or by certified or official bank or bank cashier's check payable to the order or at the direction of Marvel Enterprises, Inc. or pursuant to a Cashless Exercise on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement referred to herein) and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the common stock, par value $.01 per share, of Marvel Enterprises, Inc. (the "Common Shares") deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                       _______________________________
                                (Signature of Owner)

                                _______________________________
                                (Street Address)

                                _______________________________
                                (City)    (State)    (Zip Code)

                               FORM OF ASSIGNMENT

               The undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):  _____________________________________

Address:  ____________________________________________________

No. of Warrants:  ____________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint the Secretary of Marvel Enterprises, Inc. the undersigned's attorney to make such transfer on the books of Marvel Enterprises, Inc. maintained for the purposes, with full power of substitution in the premises.

In connection with any transfer of Warrants, the undersigned confirms that the transfer of the Warrants is exempt from registration under the Securities Act of 1933, as amended, and that the Assignee(s) is the Initial Holder or an Affiliate of the Initial Holder. The undersigned understands that the Company shall not be obligated to register the Warrants in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated:
                                            _______________________________
                                            (Signature of Owner)


                                            _______________________________
                                            (Street Address)


                                            _______________________________
                                            (City)   (State)       (Zip Code)

                                                                       EXHIBIT B


              FORM OF WARRANT SHARES REGISTRATION RIGHTS AGREEMENT